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                                                                    EXHIBIT 4.11

                              DECLARATION OF TRUST
                                       OF
                           REGIONS FINANCING TRUST II

                  This Declaration of Trust, dated as of January 26, 2001 (this "Declaration"), is entered into by and among Regions Financial Corporation, a Delaware corporation, as depositor (the "Depositor"), Bankers Trust Company, a New York banking corporation, as trustee, and Bankers Trust (Delaware), a Delaware banking corporation, as trustee (collectively, the "Trustees"). The Depositor and the Trustees hereby agree as follows:

                  (1) The trust created hereby (the "Trust") shall be known as "Regions Financing Trust II," in which name the Trustees or the Depositor, to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

                  (2) The Depositor hereby assigns, transfers, conveys and sets over to the Trust the sum of ten dollars ($10.00). The Trustees hereby acknowledge receipt of such amount from the Depositor, which amount shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate for the Depositor. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. ss. 3801 et seq. (the "Business Trust Act"), and that this document constitutes the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Secretary of State of the State of Delaware.

                  (3) The Depositor and the Trustees will enter into an amended and restated declaration of trust (the "Amended and Restated Declaration of Trust") satisfactory to each such party to provide for the contemplated operation of the Trust created hereby and the issuance of the preferred securities representing undivided beneficial interests in the assets of the Trust and common securities representing undivided beneficial interests in the assets of the Trust. Prior to the execution and delivery of such Amended and Restated Declaration of Trust, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise contemplated by this Declaration, required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise. Notwithstanding the foregoing, the Trustees may take all actions deemed proper or as are necessary to effect the transactions contemplated herein.

                  (4) The Depositor, as depositor of the Trust, is hereby authorized, in its sole discretion, (i) to prepare and file with the Securities and Exchange Commission (the "Commission") and to execute, in the case of the 1933 Act Registration Statement and 1934 Act Registration Statement (as herein defined), on behalf of the Trust, (a) a Registration Statement (the "1933 Act Registration Statement"), including all pre-effective and post-effective amendments thereto, relating to the registration under the Securities Act of 1933, as amended (the "1933 Act"), of the preferred securities of the Trust, (b) any preliminary prospectus or prospectus or supplement thereto relating to the preferred securities of the Trust required to be filed pursuant to the 1933 Act, and (c) a Registration Statement on Form 8-A or other appropriate form (the "1934 Act Registration Statement"), including all pre-effective and post-effective amendments thereto, relating to the registration of the preferred securities of the Trust under the Securities Exchange Act of 1934, as amended;
(ii) if and at such time as determined by the Depositor, to file with the New York Stock Exchange or other exchange, or the National Association of Securities Dealers ("NASD"), and execute on behalf of the Trust a listing application and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the preferred securities of the Trust to be listed on the New York Stock Exchange or such other exchange, or the NASD's Nasdaq National Market; (iii) to file and execute on behalf of the Trust, such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents that shall be necessary or desirable to register the preferred securities of the Trust under the securities or "blue sky" laws of such jurisdictions as the Depositor, on behalf of the Trust, may deem necessary or desirable;


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(iv) to execute and deliver letters or documents to, or instruments for filing with, a depository relating to the preferred securities of the Trust; and (v) to execute, deliver and perform on behalf of the Trust an underwriting agreement with one or more underwriters relating to the offering of the preferred securities of the Trust.

                  In the event that any filing referred to in this Section 4 is required by the rules and regulations of the Commission, the New York Stock Exchange, Inc. or other exchange, NASD, or state securities or "Blue Sky" laws to be executed on behalf of the Trust by the Trustees, the Trustees, in their capacity as trustees of the Trust, are hereby authorized to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that the Trustees, in their capacity as trustees of the Trust, shall not be required to join in any such filing or to execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, the New York Stock Exchange, Inc. or other exchange, NASD, or state securities or "Blue Sky" laws.

                  (5) This Declaration may be executed in one or more counterparts.

                  (6) The number of Trustees initially shall be two (2) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor which may increase or decrease the number of Trustees; provided that, to the extent required by the Business Trust Act, one Trustee shall be an entity that has its principal place of business in the State of Delaware. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any Trustee at any time upon thirty
(30) days prior written notice. The Trustees may resign upon thirty days prior notice to the Depositor.

                  (7) The Depositor hereby agrees to (i) reimburse the Trustees for all reasonable expenses (including reasonable fees and expenses of counsel and other experts) and (ii) indemnify, defend and hold harmless the Trustees and any of the officers, directors, employees and agents of the Trustees (the "Indemnified Persons") from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel), taxes and penalties of any kind and nature whatsoever (collectively, "Expenses"), to the extent that such Expenses arise out of, or are imposed upon, or are asserted at any time against, such Indemnified Persons with respect to the performance of this Declaration, the creation, operation or termination of the Trust or the transactions contemplated hereby; provided, however, that the Depositor shall not be required to indemnify any Indemnified Person for any Expenses which are a result of the willful misconduct, bad faith or gross negligence of such Indemnified Person.

                  (8) The Trust may be dissolved and terminated before the issuance of the securities of the Trust at the election of the Depositor.

                  (9) This Declaration shall be governed by and construed in accordance with the laws of the State of Delaware (without regard to conflict of laws principles).

                            [SIGNATURE PAGE FOLLOWS]


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                           IN WITNESS WHEREOF, the parties hereto have caused
this Declaration of Trust to be duly executed as of the day and year first above written.

                                       REGIONS FINANCIAL CORPORATION,
                                       as Depositor


                                       By: /s Samuel E. Upchurch, Jr.
                                          --------------------------------------
                                          Name: Samuel E. Upchurch, Jr.
                                          Title: Executive Vice President,
                                                 General Counsel and
                                                 Corporate Secretary

                                       BANKERS TRUST COMPANY, a New
                                       York banking corporation, as trustee


                                       By: /s/ Eileen M. Hughes
                                          --------------------------------------
                                          Name: Eileen M. Hughes
                                          Title: Vice President

                                       BANKERS TRUST (DELAWARE), a
                                       Delaware banking corporation, as trustee


                                       By: /s/ Elizabeth B. Ferry
                                           -------------------------------------
                                           Name: Elizabeth B. Ferry
                                           Title: Assistant Vice President


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